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                                  EXHIBIT 23(i)

                               OPINION OF COUNSEL

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VIA EDGAR

                                       Paul, Hastings, Janofsky & Walker LLP
                                               345 California Street
                                       San Francisco, California 94104-2635
                                             Telephone (415) 835-1600
                                             Facsimile (415) 217-5333
                                               Internet www.phjw.com

February 29, 2000

CNI Charter Funds
400 North Roxbury Drive
Beverly Hills, CA  90210

Ladies and Gentlemen:

                  We have acted as counsel to CNI Charter Funds, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 13 to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission and Post-Effective Amendment No. 14 to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Post-Effective Amendments") and relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") of the CNI Charter Large Cap Growth Equity Fund, the CNI Charter Large Cap Value Equity Fund, the CNI Charter Corporate Bond Fund, the CNI Charter Government Bond Fund, the CNI Charter California Tax Exempt Bond Fund, the CNI Charter High Yield Bond Fund, the CNI Charter California Tax Exempt Money Market Fund, the CNI Charter Government Money Market Fund and the CNI Charter Money Market Fund series of the Trust (collectively, the "Funds").

                  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

                  (a) the Agreement and Declaration of Trust of the Trust dated October 25, 1996 (the "Trust Instrument"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

                  (b) the Trust's Certificate of Trust as filed with the Delaware Secretary of State on October 30, 1996, certified to us by an officer of the Trust as

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                           being true and complete and in effect on the date hereof;

                  (c) the Bylaws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

                  (d)      the Post-Effective Amendments;

                  (e) resolutions relating to the designation of the Funds as series of the Trust and the issuance of the Shares adopted by the Board of Trustees of the Trust at meetings of the Board held on January 17, 1997, January 14, 1999 and December 9, 1999, certified by an officer of the Trust as being in full force and effect without amendment or modification; and

                  (f) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

                  In rendering our opinion below, we have not conducted an independent examination of the books and records of the Trust for the purpose of determining whether all of the Shares were fully paid prior to their issuance and do not believe it to be our obligation to do so.

                  Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in the Delaware Code Annotated (as updated on Lexis on February 28, 2000). We have not undertaken a review of other Delaware law or court decisions or of any administrative decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

                  Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares have been and will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectuses respecting the

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Shares included in the Post-Effective Amendments and in accordance with the Trust Instrument, (ii) all consideration for the Shares has been and will be actually received by the Trust, and (iii) all applicable securities laws have been and will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares were and will be legally issued, fully paid and nonassessable.

                  This opinion is rendered to you solely in connection with the Post-Effective Amendments and is solely for your benefit. We hereby consent to the use of this opinion in connection with the Post-Effective Amendments. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

Sincerely yours,

/s/ Paul, Hastings, Janofsky & Walker LLP